Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the consolidated financial statements of Stellantis N.V. and the effectiveness of Stellantis N.V.’s internal control over financial reporting appearing in the Annual Report on Form 20-F of Stellantis N.V. for the year ended December 31, 2024.

/s/ Deloitte & Associés

Paris-La Défense, France
August 25, 2025